Exhibit 10.29
VOTING AGREEMENT AND IRREVOCABLE PROXY
This Voting Agreement and Irrevocable Proxy (the “Agreement”) is entered into as of February 24, 2012 by and between Mark T. Troughton (“Stockholder”) and Green Dot Corporation, a Delaware corporation (the “Company”).
WHEREAS, the Company and Stockholder are parties to that certain Separation Agreement, dated as of the date hereof (as amended from time to time, the “Separation Agreement”); and
WHEREAS, the execution and delivery of this Agreement by Stockholder is a material inducement to the willingness of the Company to enter into the Separation Agreement.
NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE 1
Voting Restrictions; Grant Of Proxy
Section 1.01Voting Restrictions on Shares. Stockholder hereby agrees that, prior to the third anniversary of the date hereof, at every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, he will vote, to the extent not voted by the person(s) appointed under the Proxy (as defined in Section 1.02 below), the Shares (as defined below) and any New Shares (as defined below) in accordance with the recommendation of management or the Board of Directors of the Company with respect to each matter on which the holders of shares of Class A Common Stock or Class B Common Stock are entitled to vote.
Section 1.02Irrevocable Proxy. Concurrently with the execution and delivery of this Agreement, Stockholder shall deliver to the Company a duly executed proxy in the form attached hereto as Exhibit A (the “Proxy”), which proxy is coupled with an interest sufficient in law to support an irrevocable proxy, and, until the third anniversary of the date hereof, shall be irrevocable to the fullest extent permitted by law, with respect to each and every meeting of stockholders of the Company or action or approval by written resolution or consent of stockholders of the Company with respect to the matters contemplated by Section 1.01 covering the total number of Shares and New Shares in respect of which Stockholder is entitled to vote at any such meeting or in connection with any such written consent. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies (other than the Proxy) given by Stockholder with respect to the subject matter contemplated by Section 1.01.
Section 1.03    Effect on New Shares. Any shares of Company capital stock or other securities of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) after the date of this Agreement and prior to the third anniversary of the date hereof, including by reason of any stock split, stock dividend, reclassification, recapitalization or other similar transaction or pursuant to the exercise of Company Options and Other Rights (as defined below) (collectively, the “New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

ARTICLE 2
Representations And Warranties Of Stockholder
Stockholder represents and warrants to the Company as of the date hereof that:
Section 2.01Authorization. Stockholder has all requisite power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of Stockholder, and no other actions or proceedings on the part of Stockholder are necessary to authorize the execution and delivery by Stockholder of this Agreement and the consummation by Stockholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.
Section 2.02Non-Contravention. The execution and delivery of this Agreement does not, and the performance by Stockholder of his agreements and obligations hereunder will not, conflict with, result in a breach or violation of or default under (with or without notice or lapse of time or both), or require notice to or the consent of any person under, any agreement, commitment, law, rule, regulation, judgment, order or decree to which Stockholder is a party or by which Stockholder is, or any of his assets are, bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or delay Stockholder from performing his obligations under this Agreement.
Section 2.03Ownership of Shares. As of the date hereof, Stockholder is the beneficial or record owner of, or exercises voting power over, that number of shares of Company capital stock set forth on the signature page hereto (all such shares owned beneficially or of record by Stockholder, or over which Stockholder exercises voting power, on the date hereof, collectively, the “Shares”). As of the date hereof, the Shares constitute Stockholder's entire interest in the outstanding shares of Company capital stock and Stockholder is not the beneficial or record holder of, and does not exercise voting power over, any other outstanding shares of capital stock of the Company. No person not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of the Shares (other than, if Stockholder is a married individual and resides in a state with community property laws, the community property interest of his or her spouse to the extent applicable under such community property laws). The Shares are free and clear of any lien or encumbrance and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of such shares). None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such shares. Stockholder's principal residence or place of business is set forth on the signature page hereto.

Section 2.04Ownership of Other Company Securities. As of the date hereof, Stockholder is the legal and beneficial owner of the number of options and other rights to acquire, directly or indirectly, shares of Class A Common Stock of the Company or Class B Common Stock (collectively, “Common Stock”) of the Company set forth on the signature page hereto (collectively, the “Company Options and Other Rights”). The Company Options and Other Rights are free and clear of any lien or encumbrance and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of such shares).
ARTICLE 3
Representations And Warranties Of The Company
The Company represents and warrants to Stockholder as of the date hereof that:
Section 3.01.Corporation Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms.
Section 3.02.Non-Contravention. The execution, delivery and performance by the Company of this agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of the Company, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding on the Company or (iv) result in the imposition of any lien or encumbrance on any asset of the Company.
ARTICLE 4
Covenants Of Stockholder
Stockholder hereby covenants and agrees that:
Section 5.01.No Proxies for Shares. Except pursuant to the terms of this Agreement, Stockholder shall not, without the prior written consent of the Company, directly or indirectly, grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any shares of Common Stock that is in any manner inconsistent with Section 1.01 hereof, until after the third anniversary of the date hereof.
Section 5.02.No Actions. Except as otherwise provided herein, Stockholder shall not, in his capacity as a stockholder of the Company, directly or indirectly, take any action that would make any representation or warranty contained herein untrue or incorrect or be reasonably expected to have the effect of impairing the ability of Stockholder to perform his obligations under this Agreement.

ARTICLE 5
Miscellaneous
Section 5.01.Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission but not electronic mail) and shall be given, if to the Company, to:
Green Dot Corporation
605 East Huntington Drive, Suite 205
Monrovia, CA 91016
Attention: Legal Department
Facsimile No.: (626) 775-3704
if to Stockholder, to the address set forth for Stockholder on the signature page hereof.
or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.
Section 5.02.Further Assurances. Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments, and use his reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to implement the voting restrictions contemplated by this Agreement.
Section 5.03.Amendments and Waivers; Termination. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.
(b)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
(c)    This Agreement shall terminate automatically on to the third anniversary of the date hereof.
Section 5.04.Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
Section 5.05.Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of his rights or obligations under this Agreement without the consent of the other party hereto. Notwithstanding the foregoing, nothing in this Section 5.05 or elsewhere in this Agreement shall prevent the Stockholder from transferring all or a portion of the Shares or create any obligations for third-party purchasers of the Shares, provided that the Stockholder does not beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) the Shares held by such third parties following such purchases.
Section 5.06.Governing Law. This Agreement and any claim or dispute arising hereunder or in connection herewith shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of law rules of such state.
Section 5.07.Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the actions contemplated hereby shall be brought in the United States District Court for the District of Delaware or any Delaware State court sitting in Wilmington, Delaware, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.01 shall be deemed effective service of process on such party.
Section 5.08.WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 5.09.Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
Section 5.10Entire Agreement. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (including, without limitation, the Proxy) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
Section 5.11Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 5.12Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein or in the Proxy. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation of this Agreement or the Proxy, the Company shall have the right to enforce such covenants and agreements and the Proxy by specific performance, injunctive relief or by any other means available to the Company at law or in equity and Stockholder hereby waives any and all defenses that could exist in his favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Voting Agreement and Irrevocable Proxy as of the day and year first above written.

GREEN DOT CORPORATION	STOCKHOLDER:
By: /s/ Steven W. Streit	/s/ Mark T. Troughton
Name: Steven W. Streit	Name: Mark T. Troughton
Title: CEO
(Print Address)

(Print Address)

(Print Fax Number)

(Print Telephone Number)
Shares and Company Options and Other Rights beneficially owned on the date hereof, or over which Stockholder exercises voting power on the date hereof:

Class A Common Stock, par value $0.001 per share
Class B Common Stock, par value $0.001 per share
Company Stock Options
Company Restricted Stock Units
Other: ______________ (specify)

EXHIBIT A

IRREVOCABLE PROXY
TO VOTE STOCK OF
GREEN DOT CORPORATION

The undersigned stockholder (“Stockholder”) of Green Dot Corporation, a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by applicable law) appoints Steven W. Streit, John L. Keatley and John C. Ricci of the Company, or any other designee of the Company, as the sole and exclusive attorney and proxy of Stockholder, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that Stockholder is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by Stockholder, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by Stockholder as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon Stockholder's execution of this Irrevocable Proxy, any and all prior proxies (other than this Irrevocable Proxy) given by Stockholder with respect to the subject matter contemplated by this Irrevocable Proxy are hereby revoked with respect to such subject matter and Stockholder agrees to not, without the prior written consent of the Company, grant any subsequent proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any shares of Class A Common Stock and Class B Common Stock of the Company that is in any manner inconsistent with Section 1.01 of the Voting Agreement (defined below), until after the third anniversary of the date hereof.
Until the third anniversary of the date hereof, this Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest sufficient in law to support an irrevocable proxy, is granted pursuant to that certain Voting Agreement and Irrevocable Proxy dated as of even date herewith by and between the Company and Stockholder (the “Voting Agreement”), and is granted in consideration of the Company entering into that certain Separation Agreement, dated as of the date hereof (the “Separation Agreement”), by and between the Company and the Stockholder.
The attorneys and proxies named above, and each of them, are hereby authorized and empowered by Stockholder, at any time prior to the third anniversary of the date hereof, to act as Stockholder's attorney and proxy to vote the Shares, and to exercise all voting and other rights of Stockholder with respect to the Shares, at every annual, special or adjourned meeting of the stockholders of the Company as follows: in accordance with the recommendation of management or the Board of Directors of the Company with respect to each matter on which the holders of shares of Class A Common Stock or Class B Common Stock are entitled to vote.
The attorney and proxy named above may not exercise this Irrevocable Proxy on any other matter except as provided above. Stockholder may vote the Shares on all other matters.

All authority herein conferred shall survive the death or incapacity of Stockholder and any obligation of Stockholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of Stockholder.
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This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable. This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of the Company. This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically on the third anniversary of the date hereof.
Dated: February 24, 2012

Dated:	February 24, 2012

/s/ Mark T. Troughton
Mark T. Troughton

Shares beneficially owned on the date hereof:

Class A Common Stock, par value $0.001 per share
Class B Common Stock, par value $0.001 per share
Company Stock Options (Class A)
Company Stock Options (Class B)
Company Restricted Stock Units
Other: ______________ (specify)